SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934Date of Report (Date of earliest event reported): June 14, 2002

Commission File No. 0-11927

Moto Photo, Inc.

(Exact name of registrant as specified in its charter)

Delaware 31-1080650

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(State or other jurisdiction (IRS Employer Identification No.)

of Incorporation)

4444 Lake Center Dr., Dayton, Ohio 45426

(Address of principal executive offices)

Registrant's telephone number, including area code: (937) 854-6686

Item 4: Changes in Registrant's Certifying Accountant.

On June 11, 2002, the Board of Directors voted to approve the engagement of Deloitte & Touche LLP as its independent auditor for the year ending December 31, 2002 subject to customary client acceptance procedures, and to dismiss the firm of Arthur Andersen LLP.

The reports of Arthur Andersen LLP on the Company's financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion. The reports did contain an explanatory paragraph indicating uncertainty about the Company's ability to continue as a going concern.

Management's recommendation to change accountants was made directly to the Company's Board of Directors without Audit Committee review.

During the two most recent fiscal years and the interim period through June 14, 2002, there were no disagreements with Arthur Andersen LLP on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused Arthur Andersen LLP to make such reference to the subject matter of such disagreements in connection with their reports.

No event of the type described in Item 304(a)(1)(v) of Regulation S-K occurred during the period described above.

Before the Board's determination to engage Deloitte & Touche LLP as its independent auditors' for the year ending December 31, 2002, Deloitte & Touche LLP was not consulted on accounting treatment and disclosure requirements.

The Company provided Arthur Andersen LLP a copy of this Form 8-K before filing it with the Securities and Exchange Commission. The Company requested Arthur Andersen LLP to furnish it a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of that letter dated June 14, 2002 is filed as Exhibit 16.1 to this Form 8-K.

Item 7: Financial Statements and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

16.1 Letter from Arthur Andersen LLP to the Securities and Exchange Commission, dated June 14, 2002, regarding its agreement with the statements made in this report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Moto Photo, Inc.

Date: June 14, 2002 By:/s/ Alfred E. Lefeld

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Name: Alfred E. Lefeld

Title: Vice-President and Chief Financial Officer